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Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER ("AGREEMENT") is made and entered into this 23rd day of October, 2001, by and among Sales Online Direct, Inc., a Delaware corporation ("Buyer"), ROTMAN collectibles, inc., a Massachusetts corporation ("SELLER"), and leslie ROTMAN ("STOCKHOLDER").

                                    RECITALS

     WHEREAS, Buyer engages in the business of selling collectibles;

     WHEREAS, Seller engages in the movie poster business (the "Business");

     WHEREAS, Stockholder is the sole owner of all the issued and outstanding securities of Seller, and is a creditor of Seller consistent with a Promissory Note dated September 10, 2001, secured by an all assets Security Agreement of even date (collectively, the "Obligations");

     WHEREAS, the Board of Directors of each of Buyer and Seller has determined it to be in their respective best interests for Buyer, and a subsidiary to be formed by Buyer ("Buyer's Sub") to acquire Seller in accordance with the terms and conditions hereinafter set forth; and

     WHEREAS, it is intended that such acquisition qualify for federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended;

     NOW THEREFORE, for and in consideration of the foregoing recitals, which shall be deemed a substantive part of this Agreement, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.   MERGER

     1.1. The Transaction. Subject to each and all of the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3) Seller shall be merged with and into Buyer's Sub and the separate corporate existence of Seller shall thereupon cease (the "Merger"). Buyer's Sub shall be the surviving corporation (the "Surviving Corporation") in the Merger and shall be governed by the laws of the State of Delaware. The separate corporate existence of Buyer's Sub with all of its rights, privileges, immunities, powers and franchises shall continue, and Buyer's Sub shall succeed, without other transfer, to all of the rights and properties of Seller and shall be subject to all of the debts and liabilities of Seller. The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL") and Massachusetts Business Corporation Law ("MBCL").

     1.2. Closing. The closing of the Merger contemplated hereby (the "Closing") shall take place at 10:00 a.m., local time, on November 7, 2001 (the "Closing Date") at the offices of Buyer, 4 Brussels Street, Worcester, Massachusetts, or at such other time, date or place as Buyer and Seller may mutually agree upon in writing; provided, however, that prior to the Closing, all of the conditions in Sections 5 and 6 of this Agreement shall have been satisfied or waived, as the case may be.

     1.3. Articles of Merger; Effective Time. As soon as practicable following the Closing, Articles of Merger in the form or forms required by the DGCL and MBCL (the "Articles of Merger") shall be promptly filed and recorded by Buyer in accordance with the DGCL and MBCL. The Merger shall thereupon become effective at the time and date of such filing or at such date and time otherwise specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time".

     1.4. Surviving Corporation. The Articles of Organization and Bylaws of Buyer's Sub shall be the Articles of Organization and Bylaws of the Surviving Corporation. The directors and officers of Buyer's Sub shall be the directors and officers of the Surviving Corporation, and Buyer's Sub shall agree that it may be sued in the

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Commonwealth  of  Massachusetts  for any  prior  obligation  of  Seller  and any obligation thereafter incurred by the Surviving Corporation, including any obligation created by Section 85 of the MBCL, so long as any liability remains outstanding against Seller in the Commonwealth of Massachusetts. Buyer's Sub
shall   irrevocably   appoint  the  State  Secretary  of  the   Commonwealth  of
Massachusetts as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in Chapter 181 of the General Laws of Massachusetts.

     1.5. Consideration.

     (a) In consideration for the Merger, and the Stockholder releasing the lien against Seller's assets and discharge of the Obligations, Buyer shall issue and deliver to Stockholder 100 shares of common stock of Buyer, $.001 par value ("Common Stock"), and a Six Percent (6%) Convertible Promissory Note, the form of which is attached as Exhibit A (the "Note"), which may be converted into shares of Common Stock (collectively, the "Securities"), or, payable in cash, in the event that Common Stock is not available for issuance, upon the terms and conditions hereof and upon the terms and conditions in the Note. The total face amount of the Note to be issued by Buyer (the "Face Value") is One Million Dollars ($1,000,000), all in accordance with the terms of this Agreement and the Note, based on the Appraised Value (as hereinafter defined) of the Tangible Assets (as defined in Section 2.17).

     (b) The "Appraised Value" shall mean the appraised wholesale value of the Tangible Assets based on an appraisal conducted by an independent appraiser prior to the Closing and within 90 days from the date of this Agreement.

     (c) Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing a Registration Rights Agreement (the "Registration Rights Agreement") substantially in the form attached hereto as Exhibit B pursuant to which Buyer has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and applicable state securities laws, and the rules and regulations promulgated thereunder (the "1933 Act").

     (d) To secure payment of the Note, the parties shall enter into a Security Agreement at Closing substantially in the form attached hereto as Exhibit C.

     1.6  Delivery of Consideration.

     (a) Buyer shall issue and deliver to Stockholder the Note immediately upon Closing.

     (b) Subject to Buyer's obligations pursuant to Section 1.5(d), Stockholder acknowledges that the Note and any shares of Common Stock convertible thereunder (the "Securities") are not registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless registered thereunder or Stockholder shall have delivered to Buyer an opinion by counsel reasonably satisfactory to Buyer, in form, scope and substance reasonably satisfactory to Buyer, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration. Stockholder further acknowledges that any sale of the Securities made in reliance on Rule 144 (or any amendment or applicable rule which operates to replace Rule 144), promulgated under the 1933 Act ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which Stockholder (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations thereunder and applicable state securities laws.

     (c) Unless and until the Securities have been registered under the 1933 Act, the stock certificates representing the Securities will bear a restrictive legend (the "Legend") in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND

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MAY NOT BE OFFERED  FOR SALE,  SOLD,  TRANSFERRED  OR ASSIGNED IN THE ABSENCE OF
EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

The Legend shall be removed and Buyer shall issue a certificate without such Legend to the holder of any certificate evidencing the Securities upon which it is stamped, and a certificate for the Securities shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (x) the sale of such Securities is registered under the 1933 Act, or (y) such holder provides Buyer with an opinion by counsel reasonably satisfactory to Buyer, that is in form, substance and scope reasonably satisfactory to Buyer, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act. In the event the Legend is removed from any certificate evidencing any the Securities or any certificate evidencing any Securities is issued without the Legend and thereafter the effectiveness of a registration statement covering the sale of such Securities is suspended or Buyer determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the holder of such Securities, Buyer shall be entitled to require that the Legend be placed upon any certificate evidencing such Securities which cannot then be sold pursuant to an effective registration statement or an available exemption from registration or with respect to which the opinion referred to in clause (y) next above has not been rendered, which Legend shall be removed when such Securities may be sold pursuant to an effective registration statement or an available exemption from registration (or such holder provides the opinion with respect thereto described in clause (y) next above).

2. REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER. Seller and Stockholder hereby jointly and severally represent, warrant and agree, as of the date hereof and as of the Closing Date, as follows:

     2.1. Ownership of Securities of Seller. Stockholder is the record and beneficial owner of all of the issued and outstanding common stock of the Seller, and the 6% Convertible Promissory Note of Seller set forth as Schedule
2.1. Stockholder owns all such shares beneficially and of record, free and clear of any and all liens, claims, pledges, security interests, preemptive rights, rights of first refusal, encumbrances, or restrictions of any kind whatsoever (collectively, the "Liens"). Stockholder holds the 6% Convertible Promissory Note of Seller free and clear of any and all Liens. Stockholder is not a party to or bound by any options, calls, contracts, or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by Seller.

     2.2. Capitalization. The authorized common stock of Seller consists of 15,000 shares of common stock, no par value, of which 1,000 shares are outstanding, plus a 6% Convertible Promissory Note. All such outstanding shares are duly authorized, validly issued, fully paid and nonassessable, and the 6% Convertible Promissory Note is duly authorized.

     2.3. Outstanding Options or Warrants. There are no outstanding options or warrants to acquire stock of Seller, and except for this Agreement and the 6% Convertible Promissory Note, no other agreements or rights to purchase or otherwise acquire, or securities convertible into, any shares of the capital stock of Seller.

     2.4. Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly qualified and in good standing as a foreign corporation in all jurisdictions in which Seller is required to be so qualified. Seller has no direct or indirect wholly or partially owned subsidiaries.

     2.5. Power and Authority. Seller and Stockholder have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, and to perform the obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by Seller's Board of Directors. The Agreement has been duly and validly executed and delivered by Seller and Stockholder and (assuming the due authorization, execution and delivery thereof by Buyer) constitutes the legal, valid and binding, joint and several, obligation of Seller and Stockholder, enforceable against Seller and
Stockholder   in  accordance   with  its  terms,   except

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to the extent  that  enforceability  may be limited  by  applicable  bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity.

     2.6. No Violations. The execution and delivery of this Agreement by Seller and Stockholder, and the consummation of the transactions contemplated hereunder by Seller and Stockholder will not (i) violate any existing provision of any law or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court, governmental department, commission, board, agency or instrumentality applicable to Seller or Stockholder, or their properties or assets; (ii) conflict with or violate any of the terms, conditions or provisions of the Articles of Organization, Bylaws or any other organizational documents of Seller; (iii) violate, result in any breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, indenture, mortgage or deed of trust, security agreement, license, instrument or obligation to which Seller or Stockholder is a party or by which any are bound; or (iv) result in the creation or imposition of any Liens upon Seller or Stockholder or any of their properties or assets.

     2.7. No Consent. Seller has the absolute and unrestricted legal right, power and authority to enter into this Agreement and, upon approval of the Merger by Stockholder, as the only stockholder of Seller, Seller shall have the absolute and unrestricted legal right, power and authority to consummate the transactions contemplated hereby. No consent, approval, authorization, permit or order or action of, or filing with, any court, administrative agency or other governmental or regulatory body or authority applicable to Seller or Stockholder, is required for (i) the execution and delivery of this Agreement by Seller and Stockholder and (ii) the consummation by Seller and Stockholder of the transactions provided for herein.

     2.8. Liabilities. Except for the liabilities and obligations set forth on the Balance Sheet, as defined in Section 2.18, and liabilities incurred in the ordinary course of business between September 30, 2001 and the Closing, and liabilities and obligations for which Seller will be covered under Seller's policies of insurance, Seller does not have any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent, vicarious, secured or unsecured, known or unknown or due or to become due), and neither Seller nor Stockholder knows, and does not have any reasonable grounds to know, of any basis for the assertion against Seller of any material liability, obligation or claim.

     2.9. Real Property. Seller does not own and has never owned fee simple interest in real property.

     2.10. Leases. Seller is not and has never been a party to any lease of any real or personal property.

     2.11. Accounts Receivable. Any and all accounts receivable, as set forth on the Balance Sheet, (a) represent arm's-length transactions actually made in the ordinary course of business, (b) are collectible in the ordinary course of business, and (c) to the knowledge of Stockholder and Seller, are subject to no counterclaim or setoff and are not in dispute.

     2.12. Contracts. A list and copy of all contracts, commitments and agreements to which Seller is a party is attached as Schedule 2.12. All of the contracts, commitments or agreements (the "Contracts") to which Seller is a party or is bound, whether written or oral and whether or not listed on Schedule
2.12 are valid, binding and enforceable by Seller against the other party(ies) thereto, in accordance with the terms thereof, and have been fully complied with by all of the parties thereto, and none of the parties thereto is in breach thereof or in default thereunder, nor has any event occurred which, with the lapse of time, notice or election, may become a breach or default by any of the parties thereunder. All payments required to be made pursuant to the Contracts have been paid in full. Upon conclusion of the transactions contemplated by this Agreement, Buyer's Sub shall have and succeed in all of the rights of Seller under the Contracts.

     2.13. Taxes. Seller has, as appropriate, timely filed, or will timely file when due, all federal, state, and local tax returns and reports required to be filed by Seller with respect to all periods ending before the Closing Date, all of which returns are or will be true and correct in all material respects, except where the failure to timely file such returns and reports has no adverse effect. No tax elections have been made, and, no tax elections shall be made for any period after December 31, 2000 that could affect Seller's tax liability for any period after Closing. For all periods ending prior to the Closing Date, Seller has timely paid, or will timely pay when due, all federal, state, local

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and foreign taxes (and all interest,  penalties or additions to tax thereon,  if any), including, without limitation, all income, franchise, transfer, real property, unemployment, withholding, occupation, gross receipts, value added, excise and estimated taxes required to be paid or collected. Seller has not granted any unexpired waiver of restrictions on assessment or collections of taxes or extension of any statute of limitation in connection with or in respect of the examination of any federal, state, local or foreign tax return or liability of Seller. All taxes that Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or person. There are no proceedings or actions pending for the assessment or collection of additional federal, state, or local taxes and there are no outstanding deficiencies formally asserted by the Internal Revenue Service or any state, or local taxing authority against Seller.

     2.14. Litigation. There is no litigation, proceeding, investigation, claim, administrative or regulatory proceeding, complaint or accusation, pending in court or before any governmental, regulatory or administrative board, agency or commission, or any arbitration pending against Seller or against any employee or agent of Seller; and there is no litigation, proceeding, investigation, claim, complaint, or accusation, formal or informal, or arbitration pending or threatened or any contingent liability which would give rise to any right of indemnification or similar right on the part of any past or present director, officer, employee or agent of Seller.

     2.15. Compliance with Law. To the knowledge of Seller and Stockholder, Seller and all officers, directors, and agents of Seller have complied with all applicable laws, rules, regulations and other legal requirements; and, without limiting the generality of the foregoing, (i) there is not pending or, to the knowledge of Stockholder or Seller, threatened, any notification of any governmental or regulatory body, agency or authority that Seller is not in compliance in all material respects with any and all applicable federal, state, regional, county, local or foreign laws, statutes, rules, regulations, ordinances, decrees, directives or orders concerning public health, safety or the environment now existing and regulations respecting employment and employment practices,  occupational safety and health laws and regulations,  and
(ii) neither Stockholder nor Seller have received any notification of past violations of such laws or regulations that can reasonably be expected to result in future claims against Seller, and Stockholder and Seller do not know, or do not have any reasonable ground to know, of any basis therefor.

     2.16. Insurance. Seller presently carries or causes to be carried all insurance coverage against such casualties, risks and contingencies, and in such amounts, types and forms (including without limitation fidelity bonds), as are customarily carried by corporations engaged in the businesses and activities in which Seller is engaged and which is for the operations and assets of Seller. All of the insurance coverage described in Schedule 2.16 is in full force and effect and is fully paid as to all premiums heretofore billed or due. Neither Stockholder nor Seller have received any notification of the cancellation of any such policies or that any such policies will not be renewed. There are no claims, demands or offsets that would tend to impair the full value of said insurance policies. Schedule 2.16 contains a complete list of all the policies of insurance that Seller carries. All such policies of insurance listed on
Schedule 2.16 shall continue to be in full force and effect and Buyer's Sub shall succeed in all of Seller rights under such policies of insurance after the conclusion of the transactions contemplated by this Agreement.

     2.17. Title to Assets. The tangible assets and personal property owned by Seller include, without limitation, the items listed on Schedule 2.17 (the "Tangible Assets"). The assets reflected on the Balance Sheet, as hereinafter defined, are all of the assets of Seller used by Seller in the conduct of its business, Seller has good and marketable title to all of their assets. At Closing, all of the assets owned by Seller shall be free and clear of any and all Liens, and all of the Tangible Assets will be in good operating condition and repair, free from defects.

     2.18. Balance Sheet. Seller has previously delivered a Balance Sheet of Seller as of September 30, 2001 (the "Balance Sheet"). The Balance Sheet presents fairly the financial position of Seller at September 30, 2001.

     2.19. No Material Adverse Change. Since September 30, 2001 there has not been:

          (a) any change in the business, financial condition or results of operations of Seller which has had or could reasonable be expected to have a material adverse effect on Seller taken as a whole, except in the ordinary course of the Business (including claims under any policy of insurance or reinsurance);

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          (b) any damage, destruction or other casualty loss with respect to the
Tangible Assets or other assets or property owned by Seller (whether or not covered by insurance) which has had or could reasonably be expected to have a material adverse effect;

          (c) any transaction or commitment made by Seller relating to its assets or business (including the acquisition or disposition of any substantial assets) material to Seller taken as a whole other than transactions and commitments in the ordinary course of business consistent with past practice or those contemplated by this Agreement;

          (d) any change in any method of accounting or accounting practice by Seller;

          (e)  any  incurrence,   assumption  or  guarantee  by  Seller  of  any
indebtedness for borrowed money;

          (f) any Lien created or assumed by Seller on any asset of Seller to secure indebtedness for borrowed money;

          (g) any change in the number of shares of capital stock of Seller issued and outstanding.

     2.20. Employee Benefit Plans. Seller does not have, nor has it ever been, a party to, a sponsor of, or a contributor to (i) any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")) (a "Retirement Plan"), (ii) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) (a "Welfare Plan"), or (iii) any plan, contract, program, practice, or arrangement (written or unwritten) under which benefits may be provided to one or more employees or former employees (an "Other Plan"). All Retirement Plans, Welfare Plans and Other Plans are hereinafter collectively referred to as "Employee Benefit Plans." The assets of Seller are not subject to any Liens under ERISA or the Internal Revenue Code, and no event has occurred, and no condition exists, which could subject Seller or their assets to a future liability, obligation or lien on account of any Controlled Group Benefit Plan. For purposes of this subsection, a Controlled Group Benefit Plan means any Employee Benefit Plan which Seller or any affiliated entity, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code, maintains or at any time maintained, or to which Seller or any Affiliate has at any time contributed or been obligated to contribute.

     2.21. Employees. Seller does not have, and has never had, any paid employees.

     2.22. Consultants. Seller does not have any formal or informal arrangement, contract or understanding with any consultant whose current annual rate of compensation exceeds $10,000.

     2.23. Corporate Documents. On or before ten days before Closing, Seller shall deliver to Buyer true and complete copies of the Articles of Organization, Bylaws, share registers, minute books and all other books and records of Seller. All such documents are correct and complete, have been maintained in accordance with the laws of the Commonwealth of Massachusetts and in accordance with good business practices, and accurately reflect all material transactions involving the businesses and affairs of Seller.

     2.24. Corporate Name and Logo. To the knowledge of Seller and Stockholder, Seller's use of its name and Seller's use of any logo or mark is and has at all times been in compliance with all applicable federal and state statutory and common laws, rules, rights of third parties and regulations. To the knowledge of Stockholder and Seller, Seller is not infringing or otherwise acting adversely to the right of any person under or in respect to any patent, license, trademark, trade name, service mark, copyright or similar intangible right and there is no claim for damages or any proceeding pending or threatened against Seller, with respect thereto.

     2.25. Licensure. To the knowledge of Seller and Stockholder, (i) Seller possesses all permits, licenses, orders and other governmental authorizations and approvals required to permit Seller to carry on their respective businesses as presently conducted (collectively, the "Permits"), (ii) all such Permits are set forth on Schedule 2.25 to be provided by Seller, are in the name of Seller and are in full force and effect, and no proceeding is pending or, to the knowledge of Seller or Stockholder, threatened, to revoke, modify, suspend or terminate any such Permit, and

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(iii) except as set forth on Schedule 2.25 the  consummation of the transactions contemplated by this Agreement does not require the consent of any other party under any Permit.

     2.26. Bank Accounts. A complete list of Seller's bank accounts and the persons authorized to draw thereon, safe deposit boxes and the persons who have access thereto is contained in Schedule 2.26.

     2.27. Transactions with Affiliates. With the exception of the Obligations, no director, officer or stockholder of Seller has an outstanding loan or a receivable in either event to or from Seller or is a party to or has an interest in any contract or agreement with Seller.

     2.28. Broker's Fees. No agent, broker, person, or firm acting on behalf of Seller or Stockholder is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     2.29.  No Material  Misrepresentations.  No warranty or  representation  by
Seller or Stockholder contained in this Agreement, or any document or certificate furnished to Buyer by or for Seller or Stockholder pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in such warranty or representation, or document or certificate in light of the circumstances under which it was made, not misleading.

     2.30 Investment Purposes; Compliance With 1933 Act.

          (a) Stockholder is receiving the Securities for her own account for investment only and not with a view towards, or in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the 1933 Act and applicable state securities laws. Stockholder is not obtaining the Securities for the purpose of covering short sale positions in the Common Stock, established on or prior to the Closing. Stockholder agrees to offer, sell or otherwise transfer the Securities only (i) in accordance with the terms of this Agreement and the Note, as applicable, and (ii) pursuant to registration under the 1933 Act or to an exemption from registration under the 1933 Act and any other applicable securities laws. Stockholder does not by its representations contained in this Section 2.30(a) agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time pursuant to a registration statement or in accordance with an exemption from registration under the 1933 Act, in all cases in accordance with applicable state and federal securities laws. Stockholder understands that it shall be a condition to the issuance of the Securities that they be and are subject to the representations set forth in this Section 2.6(a).

          (b)  Accredited   Investor  Status.   Stockholder  is  an  "accredited
investor" as that term is defined in Rule 501(a) of Regulation D. Stockholder has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of an investment made pursuant to this Agreement. Stockholder is aware that she may be required to bear the economic risk of an investment made pursuant to this Agreement for an indefinite period of time, and is able to bear such risk for an indefinite period.

          (c) Reliance on Exemptions. Stockholder understands the Securities are being offered and sold to her in reliance on specific exemptions from the registration requirements of the applicable United States federal and state securities laws and that Buyer is relying upon the truth and accuracy of, and Stockholder's compliance with, the representations, warranties, acknowledgments, understandings, agreements and covenants of Stockholder set forth herein in order to determine the availability of such exemptions and the eligibility of Stockholder to acquire the Securities.

          (d) Information. Stockholder and her advisors, if any, have been furnished with all materials relating to the business, finances and operations of Buyer and materials relating to the offer and sale of the Securities that have been requested by Stockholder. Stockholder and her advisors, if any, have been afforded the opportunity to ask all such questions of Buyer as they have in their discretion deemed advisable. Stockholder understands that her investment in the Securities involves a high degree of risk. Stockholder has sought such accounting, legal and tax advice as she has considered necessary to make an informed investment decision with respect to the investment made pursuant to this Agreement.

          (e) No Government Review. Stockholder understands that no United States federal or state agency or any other government or governmental agency has approved or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer and Buyer's Sub hereby represent, warrant and agree, as of the date hereof and as of the Closing Date, as follows:

     3.1. Organization. Buyer is and Buyer's Sub will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2. Corporate Authority. Subject to any necessary regulatory approvals, Buyer has the full power, authority and right to enter into this Agreement and Buyer has and Buyer's Sub will have the full power and authority to consummate the transactions contemplated hereby; Buyer's Board of Directors has taken all necessary corporate action to duly authorize the execution, delivery and performance of this Agreement and Buyer's Sub will have taken all necessary corporate action to duly authorize performance of this Agreement; all persons signing or executing this Agreement and the exhibits hereto have been duly authorized by Buyer to take such actions. The Agreement has been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery thereof by Seller and Stockholder) constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity.

     3.3. No Violations. The execution and delivery of this Agreement by Buyer do not, and the consummation of the transactions contemplated hereunder by Buyer and Buyer's Sub will not (i) violate any existing provision of any law, including any securities laws, or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court, governmental department, commission, board, agency or instrumentality applicable to Buyer or Buyer's Sub or their properties or assets; (ii) conflict with or violate any of the terms, conditions or provisions of the Certificate of Incorporation, as amended, Bylaws, as amended, or any other organizational documents of Buyer or Buyer's Sub; (iii) violate, result in any breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, indenture, mortgage or deed of trust, security agreement, license, instrument or obligation to which any of Buyer or Buyer's Sub is a party or by which any is bound; (iv) result in the creation or imposition of any other Lien upon Buyer or Buyer's Sub or any of their properties or assets.

     3.4. Validity of Shares. As of the Closing Date, the shares of common stock to be issued or delivered at Closing by Buyer in connection with this Agreement shall have been duly authorized for issuance and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and nonassessable. The Note shall have been duly authorized. Buyer has only one class of common stock, which is traded on the OTCBB under the symbol "PAID."

     3.5. Broker's Fees. No agent, broker, person, or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     3.6. Buyer's SEC Reports. Buyer's most recent Annual Report on Form 10-KSB for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (the "SEC Reports"), filed by Buyer with the
Securities and Exchange Commission did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.7. No Adverse Change. Since June 30, 2001, as disclosed on Schedule 3.7, there has been no material adverse change in the financial condition of Buyer.

     3.8. Compliance with Securities Exchange Act. Buyer has complied in all material respects with the provisions of the Securities Exchange Act of 1934, as amended, which are applicable to Buyer.

     3.9. Litigation. Except as set described in the SEC Reports there is no litigation, proceeding, investigation, arbitration claim or administrative or regulatory proceeding, complaint or accusation pending in court or before any administrative board, agency or commission, which can have a material adverse effect on the assets, financial condition or business operation of Buyer.

     3.10. Licensure. To the knowledge of Buyer, Buyer, and Buyer's Sub will have, all permits, licenses, orders and governmental authorizations and approvals required to permit Buyer and Buyer's Sub to carry on their respective businesses (collectively the "Permits"), all such Permits are and will be in full force and effect, and no proceeding is pending, or to the knowledge of Buyer threatened, to revoke, modify, suspend or terminate any such Permit.

     3.11. No Material Misrepresentations. No warranty or representation by Buyer contained in this Agreement, or any document or certificate furnished to Buyer by or for Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in such warranty or representation, or document or certificate in light of the circumstances under which it was made, not misleading.

     3.12 Acknowledgment of Dilution. Shares of Common Stock issuable upon conversion of the Note may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. Buyer's executive officers and directors have studied and fully understand the nature of the securities being paid as consideration for the Merger hereunder and recognize they have a potential dilutive effect. Buyer's board of directors has concluded in its good faith business judgment that such issuance is in the best interest of Buyer. Buyer acknowledges that its obligation to issue Common Stock upon conversion of the Note is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interest of other stockholders.

     3.13 Eligibility to File Registration Statement. Buyer is currently eligible to file a registration statement with the SEC on Form SB-2 under the 1933 Act.

4.   COVENANTS.

     4.1. Conduct Prior to the Closing Date. Between the date of this Agreement and the Closing Date, unless Buyer has given its prior written consent otherwise, or except as otherwise expressly provided herein, including, but not limited to, Section 4.6, Seller shall (a) conduct its business only in the ordinary course of business as now conducted so as to properly maintain such business, (b) use its commercially reasonable efforts to preserve the businesses intact, (c) comply with all laws, ordinances and regulations applicable to them in the conduct of their business, (d) conduct its business in such a manner so that the representations and warranties contained in Article 2 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, (e) refrain from selling, transferring or otherwise disposing of any assets, (f) refrain from making any capital expenditure or commitment, (g) refrain from increasing their indebtedness for borrowed money, or making any loan to any person, (h) except in the ordinary course of business, consistent with past practices of Seller, refrain from making or permitting any amendment or termination of any contract, agreement or license to which Seller is a party or by which it or any of their respective assets and properties are subject or bound, (i) refrain from entering into any agreement or arrangement granting any preferential rights to purchase Seller's assets or properties or requiring the consent of any party to the transfer and assignment of Seller's assets or properties, (j) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate will be material to Seller, (k) refrain from canceling or waiving any claims or rights of substantial value, (l) refrain from making any change in any method of accounting or auditing practice; (m) refrain from amending its Articles of
Organization  or  Bylaws,   (n)  refrain  from  issuing  or  entering  into
any subscription, option agreement or other commitment of any kind in respect of the issuance, transfer, sale or encumbrance of any of the shares of common stock of Seller or (o) refrain from agreeing, whether or not in writing, to do any of the foregoing.

     4.2. Dividends and Other Distributions. Except as otherwise expressly provided in this Agreement or as otherwise set forth on the Balance Sheet, Seller shall not make or agree to any distribution of cash or of properties or other assets by way of dividends, distributions, redemptions or otherwise.

     4.3. Notification of Changes and Defaults. Seller and Stockholder shall give notice to Buyer of (i) the occurrence of any material event or circumstance known to Seller or Stockholder, or of any inaccuracy, omission or mistake known to Seller or Stockholder which in any way would cause any warranty and representation made by Seller and Stockholder in Article 2, or any of the information or documents heretofore provided to Buyer, to be changed, modified, become inaccurate or otherwise not true and correct in all material respects, whether as of the date of execution of this Agreement or at any time subsequent thereto and prior to the Closing Date; or (ii) the occurrence of any material event or circumstance known to Seller or Stockholder that would result in a violation or breach by Seller or Stockholder of any of the material terms and provisions of this Agreement.

     4.4. Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, Stockholder and Seller shall not take any action to directly or indirectly encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than Buyer, concerning the merger or combination of Seller with any other entity, the purchase and sale of all or substantially all of the assets and properties of Seller, the purchase and sale of the common stock of Seller or any transaction similar to the foregoing involving Seller, and Seller and Stockholder shall immediately notify Buyer if any third party initiates or attempts to encourage, initiate or engage in any such discussions or negotiations.

     4.5. Examinations and Investigations. Between the date hereof and the Closing Date, Buyer shall be entitled, through its employees and representatives, including, without limitation, Buyer's counsel and accountants, to make such investigation of the assets, properties, business and operations of Seller, and such examination of the books, records and financial condition of Seller as Buyer may deem necessary or desirable. Such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, and Stockholder and Seller shall cooperate fully therein. No investigation or examination by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of Stockholder or Seller under this Agreement. In order that Buyer may have full opportunity to make such business, accounting and legal review, investigation and examination as it may wish of the business and affairs of Seller, Seller shall furnish, and shall cause Seller to furnish, to the representatives of Buyer during such period, all such information and copies of such documents concerning the affairs of Seller as such representatives may reasonably request and shall cause their respective officers, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review, investigation and examination. In the event this Agreement terminates, Buyer and its representatives shall keep confidential and shall not use in any manner any information or documents obtained from Stockholder or Seller concerning their respective assets, properties, business and operations. In the event this Agreement terminates, all but one copy of the documents obtained from Seller shall be returned or destroyed.

     4.6. Regulatory Approval. Seller will provide Buyer with any information relating to Seller which Buyer may require to comply with requests of any government agencies in connection with the approval of the transactions contemplated herein, shall reasonably cooperate with Buyer and shall use its best efforts to facilitate approval of the transactions contemplated by this Agreement. Buyer shall file all documents necessary to obtain all regulatory approvals required for Buyer and Seller to complete the transactions contemplated hereby. Seller and Stockholder shall promptly notify Buyer of any notification which Seller may receive from any regulator regarding the regulatory proceedings and requirements in connection with the transactions contemplated by this Agreement, and shall promptly provide Buyer with copies of such notification.

     4.7. Cooperation. Buyer, Buyer's Sub, Stockholder and Seller will cooperate with each other and will cause their respective stockholders, directors, officers, employees, partners, agents, auditors, and representatives to cooperate with each other to ensure the orderly transition of ownership of Seller to Buyer and to minimize any disruption that might result from such transfer.

     4.8. Delivery of Documents to Buyer; Further Assurances. Seller and Stockholder shall deliver to Buyer to the extent requested by Buyer true and complete copies of all documents described in any of the Schedules attached hereto. Each of the parties hereto covenants and agrees that from and after the Closing Date each will execute, deliver and acknowledge (or cause to be executed, delivered and acknowledged), from time to time at the request of any other party and without further consideration, all such further instruments and take all such further action, and Seller and Stockholder shall execute, deliver and acknowledge all such further instruments and take such further action, as may be reasonably necessary or appropriate to implement the provisions and intent of this Agreement and the transactions contemplated hereby.

     4.9. Stockholder Approval. Stockholder shall vote all of her shares of common stock of Seller in favor of the Merger.

5.   CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

     The obligations of Buyer under this Agreement shall be subject to the fulfillment of each and all of the following conditions at or before the Closing, each of which is individually hereby deemed material, and any one or more of which may be waived in writing by Buyer:

     5.1.   Representations  and  Warranties.   Each  of  the   representations,
warranties and statements made by Seller and Stockholder contained in this Agreement and in all exhibits, schedules, certificates, lists, financial statements and other documents or information furnished by Stockholder and Seller pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true and correct on and as of the Closing Date to the same extent and with the same effect as if made on and as of that date.

     5.2. Performance of Agreement. Stockholder and Seller shall have fully performed and complied with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by Stockholder and Seller on or prior to or at the Closing.

     5.3. Regulatory Approvals and Consents. There shall have been obtained by Buyer, Stockholder and Seller all consents, approvals, authorizations, and Permits required to consummate the transactions contemplated by this Agreement, and all such consents, approvals, authorizations, and Permits shall be unconditional, shall not place any restrictions or limitations on Buyer, Buyer's Sub or Seller other than those restrictions or limitations to which Buyer or Buyer's Sub has agreed to be bound, and shall be in full force and effect as of the Closing Date. All waiting periods under any applicable law, rule or regulation shall have expired. Consummation of the transactions contemplated by this Agreement will not violate any applicable federal, state or local laws or regulations.

     5.4. Compliance with DGCL and MBCL. Seller and Stockholder shall have taken all corporate action required to be taken under the DGCL and the MBCL to effect the Merger and Stockholder shall have approved the Merger in the manner and by the vote required by DGCL and MBCL.

     5.5. Seller's Certificate for Closing. Stockholder shall have delivered to Buyer a certificate, executed by her, and dated as of the Closing Date, stating that to the best of her knowledge and belief, in all material respects, all of the conditions precedent to Buyer's obligations hereunder which are required to be fulfilled by Seller and/or Stockholder have been fulfilled, and Seller and Stockholder have duly performed all obligations and covenants to be performed by them on or before the Closing Date hereunder.

     5.6. No Proceedings Pending. No injunction or restraining order shall prohibit or limit the right of Buyer or Buyer's Sub to consummate the transactions provided for in this Agreement, and no action, suit, proceeding by or before any court, administrative agency or other governmental authority of any kind shall have been instituted or threatened in writing which would materially and adversely affect the ability of Seller to conduct its business as presently conducted or which would result in restraining, prohibiting or invalidating, or seeking monetary damages by reason of consummation of, the transactions provided for in this Agreement.

     5.7. Buyer's Due Diligence. Within 10 days after the date of this Agreement, Buyer shall have completed its due diligence review of Seller, the results of which shall be satisfactory to Buyer in its reasonable discretion. If Buyer is not satisfied with its due diligence review, Buyer shall identify all of its concerns to Seller and Stockholder and for a period of 5 days Buyer shall attempt together with Seller and Stockholder in good faith to resolve Buyer's concerns. If Buyer is still not satisfied after such period, it may terminate this Agreement based on due diligence review.

     5.8. No Material Adverse Change. Prior to the Closing Date, there shall be no adverse change in the assets or liabilities, the business or financial condition of Seller, other than as set forth and authorized herein.

6.   CONDITIONS PRECEDENT TO SELLER'S AND STOCKHOLDER'S OBLIGATIONS.

     The obligations of Stockholder and Seller under this Agreement shall be subject to the fulfillment of each and all of the following conditions at or before Closing, each of which is individually hereby deemed material, and any, one or more of which may be waived in writing by Seller:

     6.1. Representations and Warranties. Each of the representations, warranties and statements made by Buyer contained in this Agreement shall be true and correct on and as of the Closing Date to the same extent and with the same effect as if made on and as of that date.

     6.2. Performance by Buyer. Buyer shall have fully performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing.

     6.3. Compliance with DGCL and MBCL. Buyer shall have taken all corporate action required to be taken under the DGCL and MBCL.

     6.4. Regulatory Approvals. Buyer and Buyer's Sub shall have obtained all regulatory approvals required to consummate the transactions contemplated by this Agreement. All waiting periods under any applicable law, rule or regulation shall have expired.

     6.5. Buyer's Certificate. Buyer shall have delivered to Stockholder its certificate dated as of the Closing Date, stating that to the best of its knowledge and belief, in all material respects, all of the conditions precedent to Stockholder's obligations hereunder which are required to be fulfilled by Buyer or Buyer's Sub have been fulfilled and Buyer and Buyer's Sub have duly performed all obligations to be performed by them on or before the Closing Date hereunder.

     6.6. No Proceedings Pending. No injunction or restraining order shall prohibit or limit the right of Buyer and/or Buyer's Sub to consummate the transactions provided for in this Agreement.

     6.7. Advice from Advisor. Stockholder shall have received the advice from her accountant or other evidence reasonably satisfactory to her that the Merger shall qualify as a tax-free exchange within the meaning of Section 368(a) of the Code.

     6.8. Good Standing Certificates. Buyer shall have delivered to Stockholder at Closing good standing certificates of Buyer and of Buyer's Sub certifying that each is in good standing in the State of Delaware.

7.   ACTIONS TO BE TAKEN AT CLOSING.

     7.1. Seller's and Stockholder's Obligations at Closing. At the Closing, Seller and Stockholder will deliver to Buyer the following:

          (i) the Articles of Merger duly executed by Seller;

          (ii) all original stock certificates evidencing all of the issued and outstanding shares of Common Stock of Seller as held by Stockholder and the 6% Convertible Promissory Note of Seller held by Stockholder;

          (iii) duly executed Closing Certificate (as provided in Section 5.5 hereof), dated as of the Closing Date, with respect to the matters set forth in
Section 5.5 hereof;

          (iv) copies of minutes of the Board of Directors and stockholders of Seller with respect to this Agreement and the Merger, certified by their respective secretaries;

          (v) a good standing certificate of Seller certifying that Seller is in good standing in the Commonwealth of Massachusetts dated no earlier than 30 calendar days prior to the Closing Date;

          (vi) executed counterparts of any consent required to be delivered as a condition to Closing;

          (vii) originals or true and correct copies of the minute books, stock transfer and other books and records of Seller;

          (viii) executed Registration Rights Agreement; and

          (ix) such other documents and instruments as may reasonably be required to complete the transactions contemplated hereunder.

     7.2. Buyer's Obligations at Closing. At the Closing, Buyer will deliver the following to Stockholder:

          (i) the Articles of Merger executed by Buyer and Buyer's Sub;

          (ii) original stock certificates representing the shares of common stock to be paid as consideration;

          (iii) the executed Note;

          (iv) copies of the minutes of the proceedings of the Board of Directors of Buyer with respect to this Agreement and the Merger, certified by its secretary;

          (v) executed Registration Rights Agreement;

          (vi) the Security Agreement; and

          (vii) such other documents and instruments as may reasonably be required to complete the transactions contemplated hereunder.

8.   INDEMNIFICATION.

     8.1. Stockholder shall indemnify and hold harmless Buyer, and its officers, directors, and employees, and their respective successors and assigns from and against any and all losses, damages, actions, suits, proceedings, demands, deficiencies, liabilities, assessments, judgments, costs and expenses of any nature (including reasonable attorneys' and experts' fees and other costs and expenses of prosecuting or defending any claim) (a "Claim") arising from, in connection with or incident to (i) any breach of the representations and warranties of Seller or Stockholder under this Agreement; (ii) any default by Seller or Stockholder of Seller's or Stockholder's covenants and agreements under this Agreement; and (iii) any act or omission of Stockholder or Seller which occurred prior to the Closing relative to Seller.

     8.2. Buyer shall indemnify and hold harmless Seller and Stockholder and their successors and assigns from and against any and all Claims arising from, in connection with or incident to (i) any breach of the representations and warranties of Buyer under this Agreement; or (ii) any default by Buyer of any of Buyer's covenants and agreements under this Agreement.

     8.3. (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any Claim which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"); provided, however, that the giving of a Notice of Claim shall not be a condition precedent to any liability of the Indemnitor under the provisions for indemnification contained in this Agreement, unless (and only to the extent that) failure to give such notice materially prejudices the rights of the Indemnitor with respect to the applicable matter. The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification.

          (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim, the Indemnitor may compromise or defend, at the Indemnitor's own expense, and by the Indemnitor's own counsel (which counsel shall be subject to the Indemnitee's reasonable approval), any such matter involving the asserted liability of the Indemnitee; provided, however, that no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent (which shall in any event not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law by the Indemnitee or any violation of the rights of any person by the Indemnitee and no effect on any other claims that may be made against the Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor. In the event that the Indemnitor shall elect to compromise or defend such matter, then the Indemnitee shall be entitled to request and receive reasonable security from the Indemnitor sufficient to make the Indemnitee whole with respect to such claim. If the Indemnitor elects not to compromise or defend such matter, then the Indemnitee, at the Indemnitor's expense but by the Indemnitee's own counsel, may defend such matter but regardless of whether or not the Indemnitor assumes the defense of any such action the Indemnitee may not compromise the defense of any such matter without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, and the Indemnitor shall have no liability with respect to any such matter, the defense of which is compromised without the Indemnitor's consent (unless such consent was unreasonably withheld). In any event, the Indemnitee, the Indemnitor and the Indemnitor's counsel (and, if applicable, the Indemnitee's counsel) shall cooperate in good faith in the compromise of, or the defense against, any such asserted liability. If the Indemnitor chooses to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records, or other documents within its control that are reasonably necessary or appropriate for such defense.

          (c) Notwithstanding the subsection (b) above, if there is a reasonable probability that a third party claim for which Stockholder has granted indemnification rights to Buyer hereunder will materially and adversely affect Buyer, Buyer's Sub, Seller or the Business after the Closing Date other than as a result of money damages or other payments, Buyer shall be entitled to conduct the defense of such claim at its own expense, provided that Stockholder shall remain liable for all liabilities, losses, damages, costs or expenses other than Buyer's attorney's fees, and further provided that Stockholder shall have the right, at their sole cost and expense, to employ counsel separate from counsel employed by Buyer in any such action and to participate therein.

          (d) Notices of Claim must be given by Stockholder or Buyer on or before three (3) years from the date of Closing hereunder.

     8.4. (a) After the closing of the transactions contemplated by this Agreement, Stockholder's liability pursuant to this Section 8 shall be limited as follows: (i) Stockholder shall only be liable for claims giving rise to a liability or obligation of Buyer by a third party (including a government or governmental agency or instrumentality); (ii) to the extent that the breach or default giving rise to the Claim is covered by Seller's errors and omissions insurance policy in effect as of the closing, Stockholder shall not be liable for the amount actually received by Buyer in respect of such breach under the policy; and (iii) except as otherwise provided in Section 8.4(b) below, the amount of Stockholder's liability shall not exceed the Face Value of the Note.

          (b) Anything contained in Section 8.4(a) to the contrary notwithstanding, there shall be no limit on Stockholder's liability if such liability arises out of or results from the fraud, gross negligence or misrepresentation of Seller and/or Stockholder.

9.   TERMINATION OF AGREEMENT

     9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned, prior to Closing:

          (a) by mutual written consent of Buyer and Seller; or

          (b) by Buyer if there has been a material misrepresentation on the part of Seller or Stockholder in any representation or warranty of Seller or Stockholder contained herein or in any instrument delivered or furnished by Seller or Stockholder pursuant hereto, or if there has been any failure on the part of Stockholder or Seller or any of them to comply with or perform any of their agreements, covenants or obligations hereunder in any material respect, or to satisfy any condition precedent set forth in Section 5 hereof, and such misrepresentation, noncompliance or nonperformance shall not have been (1) cured or eliminated by Seller or Stockholder on or before the Closing Date, or (2) waived by Buyer on or before the Closing Date; or

          (c) by Seller and Stockholder if there has been a material misrepresentation on the part of Buyer in any representation or warranty of Buyer contained herein or in any certificates or other instrument delivered or furnished to Seller and Stockholder pursuant hereto, or if there has been any failure on the part of Buyer to comply with or perform any of either of their agreements, covenants or obligations hereunder in any material respect, and such misrepresentation, non-compliance or non-performance shall not have been (1) cured or eliminated by Buyer on or before the Closing Date, or (2) waived by Seller and Stockholder on or before the Closing Date; or

          (d) this Agreement does not close on or before November 30, 2001, or such later date that the parties hereto agree.

     9.2. Remedies.

          (a) If this Agreement does not close due to a failure of a condition set forth in Section 5 hereof, other than a condition that can be satisfied by action of Stockholder, Buyer's remedy shall be limited to monetary damages for its out-of-pocket expenses.

          (b) The parties hereto acknowledge that in the event of a breach of this Agreement other than as provided in Section 9.2(a), any claim for monetary damages hereunder may not constitute an adequate remedy, and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity, action at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

10.  CONFIDENTIALITY

     Each of the parties hereto shall keep strictly confidential any and all information furnished to it or to its agents or representatives in the course of negotiations relating to this Agreement or any transaction contemplated by this Agreement, and the business and financial reviews and investigation conducted by the parties hereto in connection with this Agreement, and such parties have instructed their respective officers, employees and other representatives having access to such information of such obligation of confidentiality. In the event of the termination of this Agreement, each of the parties hereto shall promptly deliver to the appropriate party or certify as to the destruction of all originals and copies, except one copy thereof which may be retained by Buyer's counsel (including all notices, extracts and computer tapes) of documents, work papers and other written material or tangible media of expression concerning such party and obtained from such party or its agents, employees or representatives in connection with such negotiations and business and financial reviews and investigations, whether so obtained before or after the execution hereof, and the parties hereto covenant and agree that they will not use any information so obtained; provided, however, that any disclosure of such information may be made after consultation with the other party to the extent required by applicable law and that such information may be used as evidence in or in connection with any pending or threatened litigation related to this Agreement or any transaction contemplated hereby. The obligations of confidentiality set forth herein shall not apply to information generally available to the public or in the possession of the receiving party prior to its disclosure under this Agreement or that is given to the receiving party by another person other than in breach of obligations of confidentiality owed by such person to the disclosing party under this Agreement. Each of the parties to this Agreement agrees that, except as required by law, it will not issue or file any public reports, statements or releases pertaining to this Agreement or any transaction contemplated by this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.

11.  MISCELLANEOUS.

     11.1. Entire Agreement. This Agreement and the Exhibits and Schedules hereto contain the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all prior agreements, arrangements or understandings. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants or conditions, express or implied, have been made by the parties hereto.

     11.2. Waiver and Modification. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. This Agreement cannot be modified except by a written document signed by the parties hereto.

     11.3. Survival of Representations. The representations, warranties and covenants of Seller and Stockholder contained in this Agreement shall survive the Closing for the period of the applicable statutes of limitations and the consummation of the transactions contemplated by this Agreement shall not be discharged, dissolved or terminated by the Closing.

     11.4. Headings. The headings and titles of articles and sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     11.5. Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to knowledge of Seller or Stockholder, such reference shall be deemed to mean actual knowledge of Seller and/or Stockholder after reasonable inquiry of the officers, directors, stockholders, and professional advisors of Seller.

     11.6. Severability. The unenforceability or invalidity of any article, section or subsection of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

     11.7. Notices. Any notice, demand, approval, consent, request, waiver or other communication which may be or is required to be given pursuant to this Agreement shall be in writing and shall be deemed given when personally delivered or mailed by first-class registered or certified mail, return receipt requested, or when sent by telegram, telex, or telefax, on the day actually received and shall be addressed to a party at the address set forth after its respective name below, or at such different address as such party shall have theretofore advised the other parties in writing, with copies sent to the persons indicated:

           If to Seller or Stockholder:

           Rotman Collectibles, Inc.
           101 Aylesbury Road
           Worcester, MA 01609
           Attn:  President

           with a copy to:

           David T. Bunker, Esquire
           Gould & Ettenberg, P.C.
           370 Main Street
           Worcester, MA 01608

           If to Buyer:

           Sales Online Direct, Inc.
           4 Brussels Street
           Worcester, MA 01610
           Attn:  President

           with a copy to:

           Michael A. Refolo, Esquire
           Bowditch & Dewey, LLP
           311 Main Street
           Worcester, MA 01608

     11.8. Submission to Jurisdiction. The parties hereby agree that any action, suit or proceeding brought under this Agreement shall be submitted to the courts of the Commonwealth of Massachusetts or the federal courts for the Commonwealth of Massachusetts; the parties hereby consent and submit to the jurisdiction of such courts in any such action, suit or proceeding hereby waiving any objection as to jurisdiction or venue. Seller and Stockholder hereby appoint David T. Bunker, Esquire as its agent for receiving service of process in any such action, suit or proceeding in the state or federal courts of Massachusetts; and each of the parties agrees that service of process may be made upon him or it in any such action, suit or proceeding either personally or by telex, cablegram or telefax, with a copy by registered or certified mail, return receipt requested, to it at the address hereinabove set forth, or by service of process upon David
T. Bunker, Esquire, hereby waiving any objection to the form of or based upon service of process made in such manner. If any action is brought in the U.S. District Court for the District of Massachusetts or is removed to such court from a state court, each of the parties hereto waives any right it may have to obtain a change of venue to any other federal court.

     11.9. Waiver of Jury Trial. IN THE EVENT ANY LAWSUIT, PROCEEDING OR OTHER LITIGATION IS COMMENCED IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, Seller, Stockholder, AND BUYER MUTUALLY WAIVE ALL RIGHTS TO HAVE SUCH LAWSUIT, PROCEEDING OR OTHER LITIGATION TRIED BEFORE A JURY, AND AGREE THAT ALL SUCH LAWSUITS, PROCEEDINGS AND OTHER LITIGATION SHALL BE HEARD BY A COURT SITTING AS THE TRIER OF FACT AND LAW.

     11.10. Governing Law. This Agreement has been made in and shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, exclusive of the conflict of laws principles of that state.

     11.11. Enforceability.  This Agreement shall inure to the benefit of and be
binding  upon  the  parties  hereto,  and  their  respecting,   heirs,  personal
representative, successors and permitted assigns.

     11.12. Execution of Additional Documents. Each party shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     11.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal, with the intention of making this a sealed instrument, as of the day and year first above written.

WITNESS/ATTEST                         SALES ONLINE DIRECT, INC.


                                  By:  /s/ Gregory Rotman
----------------------------         -------------------------------------
Name:                                      Name:  Gregory Rotman
Title:                                     Title: President


                                       ROTMAN COLLECTIBLES, INC.


                                  By:  /s/ Leslie Rotman
----------------------------         -------------------------------------
Name:                                      Name:  Leslie Rotman
Title:                                     Title: President



                                       /s/  Leslie Rotman
----------------------------         -------------------------------------
                                            Leslie Rotman

                                    EXHIBIT A

                     Form of 6% Convertible Promissory Note

THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

                            SALES ONLINE DIRECT, INC.
                           CONVERTIBLE PROMISSORY NOTE

US$1,000,000                                                  November ___, 2001

     SALES ONLINE DIRECT, INC., a Delaware corporation (the "Corporation"), for value received, hereby promises to pay to Leslie Rotman (the "Creditor"), and her successors and assigns, the principal sum of One Million Dollars and No/100 ($1,000,000.00) (the "Principal Sum"), plus interest thereon as hereinafter provided. The Principal Sum and all accrued and unpaid interest shall be payable two years from the date hereof pursuant to the terms set forth below.

     This Note is issued under and pursuant to the terms and provisions of the Agreement and Plan of Merger, dated October 23, 2001, between the Corporation and the Creditor (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement and Plan of Merger"). This Note is secured by an "all assets" Security Agreement of even date herewith (the "Security Agreement") and the holder hereof is entitled to all of the rights and benefits provided for thereby or referred to therein. All capitalized terms used herein without definition shall have the meanings ascribed in the Agreement and Plan of Merger.

     The Principal Sum shall bear interest, commencing on and as of the date of such Advance to and including the date such Advance is repaid in full, at a rate of six percent (6%) per annum. Interest shall be due and payable in arrears on the last Business Day of each March, June, September, and December commencing on March 31, 2002 and continuing until all amounts owing under the Note has been paid. Principal and interest payable to the holder of this Note shall be paid in shares of Common Stock of the Corporation, as set forth in the Agreement and Plan of Merger, or, if no such shares of Common Stock are available for issuance, in cash.

     If any principal or interest is not paid in full on the due date thereof (taking into account any applicable grace periods) (whether by maturity, prepayment or acceleration), and upon and during the continuance of any Event of Default (as defined in the Agreement and Plan of Merger), the outstanding principal balance of this Note shall bear interest thereafter at a rate equal to eighteen percent (18%) per annum until such payment is paid in full or such Event of Default is cured or waived in accordance with the terms of the Agreement and Plan of Merger.

     To the extent permitted by law, the Corporation hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the holder hereof to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance.

     This Note shall be binding upon the Corporation, its successors, and permitted assigns, and shall inure to the benefit of the Creditor, its successors and assigns.

     This Note is a contract made under and governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles.

     Conversion Rights and Procedures

     In addition to the rights set forth above, the holder of this Note shall have the conversion rights set forth below:

     1. Conversion Right. At the Creditor's election, exercisable at any time and from time to time, all or a portion of the principal outstanding under this Note shall be converted, without the payment of any additional consideration, into the number of fully-paid and nonassessable shares of Common Stock as provided in Section 2 below.

     2.   Conversion Calculation.

     The number of shares issuable upon conversion of all or a portion of the principal outstanding under this Note at any time shall be determined by dividing the amount of principal to be converted by the Conversion Price, where the Conversion Price equals eighty percent (80%) (the "Conversion Percentage") of the average of the five (5) Closing Bid Prices for the Common Stock for the five (5) consecutive trading days immediately preceding the Conversion Date (as herein defined), as reported on the National Association of Securities Dealers OTC Bulletin Board Market (or on such other national securities exchange or market as the Common Stock may trade at such time); notwithstanding anything in this paragraph to the contrary, if the registration statement covering the resale of the shares of Common Stock issuable upon conversion of this Note has not been declared effective within 240 days after the date of issuance of this Note (the "Due Date"), then, upon written notice by the Creditor to the Company, the Conversion Percentage shall decrease by two percent (2%) for each month after such notice (that is, each thirty (30) day period after the notice after the Due Date, beginning on the 30th day of the month in which the notice was first provided) or partial month in which the said registration statement has not been declared, or does not remain, effective to a Minimum Conversion Percentage of seventy percent (70%); if such registration statement has not been declared and does not remain effective on the date which is one (1) year after the date of issuance of this Note, then, upon written notice by Creditor to the Company, the Conversion Percentage shall be seventy percent (70%). For purposes hereof, the term "Closing Bid Price" shall mean for any security as of any date, the last closing bid price for such security on the OTC Bulletin Board Market as reported by Bloomberg, L.P., or, if the OTC Bulletin Board Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, L.P., or, if no last closing bid or trade price is reported for such security by Bloomberg, L.P., the closing bid price shall be determined by reference to the closing bid price as reported on the principal trading market, and if not so reported shall be determined from the average of the bid prices of any market makers for such security as reported in the "pink sheets" published by the National Quotation Bureau, Inc. If the closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the closing bid price of such security on such date shall be the fair market value as mutually agreed by the Company and the holder of this Note.

     If the Common Stock issuable upon the conversion of this Note shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, stock split, stock dividend, or similar event, then and in each such event, the holder of this Note shall have the right thereafter to convert all or any portion of the principal amount outstanding under this Note into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holder would have received had this Note been converted immediately prior to such capital reorganization, reclassification or other change.

     3.   Conversion Procedure.

     The holder of this Note may exercise its right to convert all or any portion of the principal amount outstanding under this Note by telecopying an executed and completed notice to the Corporation and delivering the original notice in the form annexed hereto as Exhibit A ("Notice of Conversion") by express courier. Each business date on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a "Conversion Date." The Corporation will transmit, or instruct its transfer agent to transmit the certificates representing shares of Common Stock issuable upon conversion of this Note to the holder thereof via express courier, by electronic transfer or otherwise, within three
(3) business days after the Corporation has received the facsimile Notice of Conversion. In addition to any other remedies which may be available to the holders of this Note, except as otherwise stated in the Agreement and Plan of Merger, in the event that the Corporation fails to deliver, or has failed to contact its transfer agent within two (2) business days to deliver, such shares of Common Stock within such three business-day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

     No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional share to which the holder would be entitled but for this paragraph, the number of shares of Common Stock to be received shall be rounded to the nearest whole share.

     4. Issuance of Common Stock. The issuance of certificates for shares of Common Stock upon conversion of this Note will be made without charge to the holder for any issuance tax or other governmental charge in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock. Upon the conversion of this Note, the Corporation will take all such actions as are necessary in order to insure that the shares of Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. Upon receipt of the certificates evidencing shares of Common Stock issued upon a conversion of principal outstanding under this Note, the holder of this Note shall make provide documentation indicating the date of the conversion and the amount of principal so converted. In the event that the holder elects to convert all of the principal outstanding under this Note, the holder shall surrender this Note to the Corporation upon receipt of the certificates representing the shares of Common Stock issued upon such conversion.

     5. Reorganization. If at any time or from time to time there shall be a stock split, reverse stock split, stock dividend, or other capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for above), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties, stock and/or assets to any other person or entity (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted this Note immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holder of this Note after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the number of shares issuable upon conversion of this Note) shall be applicable after that event in as nearly equivalent a manner as may be practicable. Upon the occurrence of each adjustment or readjustment of the Conversion Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder of this Note a certificate executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are based. The Company shall, upon written request at any time of the holder of this Note, furnish or cause to be furnished to such holder a certificate setting forth (A) the Conversion Price at the time in effect, and
(B) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

     6. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient or as may be available to effect the conversion of the maximum principal amount of this Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding principal amount of this Note, the Company shall use its best efforts to take such corporate action as may be necessary to have a sufficient number of authorized but unissued shares of Common Stock available to effect the conversion.

     7. Restriction on Conversion. Notwithstanding anything to the contrary set forth herein, in no event shall the holder of this Note be entitled to convert all or any portion of the principal outstanding under this Note in excess of such portion of the principal of this Note that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by such converting holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such proviso is being made. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The limitations imposed by this Section on conversion of this Note shall no longer apply, and the holder of this Note, upon notice to the Corporation, may convert all or any portion of the principal outstanding under this Note, irrespective of the resulting beneficial ownership of the Corporation's Common Stock, should any Event of Default, as defined in Paragraph 8, occur.

     8. Events of Default. The following shall constitute an Event of Default under this Note: (a) any default under either the Agreement and Plan of Merger or the Security Agreement; (b) The Corporation shall either: (i) become insolvent; or (ii) admit in writing its inability to pay its debts generally or as they become due; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or (c) A trustee, liquidator or receiver shall be appointed for the Corporation or for a substantial part of its property or business without the Corporation's consent and such appointment is not discharged within sixty (60) days after such appointment; or (d) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Corporation; or (e) Any money judgment, writ or note of attachment, or similar process in excess of Five Hundred Thousand United States Dollars (US$500,000.00) in the aggregate shall be entered or filed against the Corporation or any of its properties or assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen
(15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or (f) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation and, if instituted against the Corporation, shall not be dismissed within sixty (60) days after such institution or the Corporation shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding.

     9. Notices. Any notices desired, required or permitted to be given hereunder shall be delivered in accordance with the notice provision in the Agreement and Plan of Merger.

Executed as a sealed instrument.

                                             SALES ONLINE DIRECT, INC.


                                             By:
                                                    ----------------------------
                                             Name:  Gregory Rotman
                                             Title: President

                                    Exhibit B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made as of November 7, 2001, between Sales Online Direct, Inc., a corporation organized under the laws of the State of Delaware, with headquarters located at 4 Brussels Street, Worcester, Massachusetts 01610 (the "Company") and Leslie Rotman ("Holder"). This Agreement is being entered into pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, between the Company and the Holder (the "Agreement and Plan of Merger").

     The Company and the Holder hereby agree as follows:

     1.Definitions

     Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement and Plan of Merger. As used in this Agreement, the following terms shall have the following meanings:

     "Advice" shall have the meaning set forth in Section 3(m).

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     "Blackout Period" shall have the meaning set forth in Section 3(n).

     "Board" shall have the meaning set forth in Section 3(n).

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the Commonwealth of Massachusetts generally are authorized or required by law or other government actions to close.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Company's common stock, $.001 value per share.

     "Convertible Note" means that certain 6% Convertible Promissory Note of the Company issued to the Holder pursuant to the Agreement and Plan of Merger.

     "Effectiveness Date" means, with respect to the Registration Statement, no later than 240 days from the Closing Date.

     "Effectiveness Period" shall have the meaning set forth in Section 2(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Filing Date" means no later than the 180th day following the Closing Date.

     "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

     "Indemnified Party" shall have the meaning set forth in Section 5(c).

     "Indemnifying Party" shall have the meaning set forth in Section 5(c).

     "Losses" shall have the meaning set forth in Section 5(a).

     "OTC Bulletin Board" shall mean the over-the-counter electronic bulletin board market or exchange.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

     "Registrable Securities" means (i) the shares of Common Stock issuable upon conversion of the Convertible Note (the "Conversion Shares"), any shares of Common Stock issuable as payment of interest on the Convertible Note ("Interest Payment Shares"), and any shares of Common Stock issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such Conversion Shares or Interest Payment Shares and (ii) any other dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities; provided, however, that Registrable Securities shall include (but not be limited to) a number of shares of Common Stock (the "Required Number") equal to no less than 200% of the maximum number of shares of Common Stock which would be issuable upon conversion of the Convertible Note and upon election to receive all interest payable under the Convertible Note until their maturity dates in the form of Interest Payment Shares, assuming such conversion and election occurred on the Closing Date or the Filing Date, whichever date would result in the greater number of Registrable Securities. Notwithstanding anything contained herein to the contrary, if the actual number of shares of Common Stock issuable as Interest Payment Shares or upon conversion of the Convertible Note exceeds the Required Number, the term "Registrable Securities" shall be deemed to include such additional shares of Common Stock as are necessary to include all of the shares of Common Stock issuable as Interest Payment Shares or upon conversion of the Convertible Note.

     "Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

     "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "Securities Act" means the Securities Act of 1933, as amended.

     2.   Registration.

          (a) Required Registration. On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 or such other appropriate form. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold by the Holder or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period"). If an additional Registration Statement is required to be filed because the Holder reasonably determines that the actual number of Interest Payment Shares and the shares of Common Stock into which the Convertible Note are convertible may exceed the number of shares of Common Stock initially registered in respect of the Conversion Shares and the Interest Payment Shares based upon the computation on the Closing Date, the Holder shall give the Company written notice of such fact, and the Company shall have twenty
(20) Business Days from the date of its receipt of such notice to file such additional Registration Statement. The Company shall use its best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible, but in no event later than ninety (90) days after filing.

          (b) Shelf Registration. If the Company is not on the Filing Date eligible to file a registration statement on Form S-3, then as soon as possible but no later than thirty (30) days after becoming eligible to file a registration statement for a secondary or resale offering of the Registrable Securities on Form S-3, the Company shall prepare and file with the Commission a post-effective amendment to Form SB-2 on Form S-3 to continue the registration of all Registrable Securities pursuant to a "shelf" Registration Statement on Form S-3 covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Notwithstanding anything to the contrary contained herein, at no time during the Effectiveness Period shall any of the Registrable Securities cease being registered.

     3. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

          (a) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement on Form SB-2 (or such other appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holder (except if otherwise directed by the Holder), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (i) furnish to the Holder and its counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of the Holder and its counsel, and (ii) at the request of the Holder cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holder shall reasonably object in writing within three (3) Business Days of their receipt thereof.

          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities;
(ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holder true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the Holder of Registrable Securities to be sold as promptly as possible (and, in the case of (i)(A) below, not less than five (5) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (e) If requested by the Holder, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and
(ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (f) Furnish to the Holder and its counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

          (g) Promptly deliver to the Holder and its counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holder in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          (i) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request within at least two (2) Business Days after notice thereof.

          (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the OTC Bulletin Board and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed.

          (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

          (m) Require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement. If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required. Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

          (n) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 20 consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(n) for more than 45 days in the aggregate during any 12-month period (each, a "Blackout Period"); provided, however, that no such postponement or suspension shall be permitted for consecutive 20-day periods, arising out of the same set of facts, circumstances or transactions.

     4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, (C) with respect to filings required to be made under the OTC Bulletin Board and (D) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holder in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holder of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses incurred by the Company, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

     5. Indemnification.

          (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder and each Holder's agents and brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely or in material part upon information regarding such Holder furnished to the Company by such Holder, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the

Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto. The Company shall notify the Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Registrable Securities by the Holder.

          (b) Indemnification by Holder. The Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely or in material part out of or based solely or in material part upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely or in material part out of or based solely or in material part upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished by such Holder to the Company and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

          (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Sections 5(a) and 5(b) was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be liable or required to contribute under this Section 5(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     6. Rule 144. As long as any Holder holds a Convertible Note or owns Conversion Shares or Interest Payment Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holder with true and complete copies of all such filings. As long as any Holder holds a Convertible Note or owns Conversion Shares or Interest Payment Shares, if the Company is not required to file reports pursuant to
Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Conversion Shares and Interest Payment Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions of counsel to the Company referred to in the Agreement and Plan of Merger. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

     7.   Miscellaneous.

          (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof except for registration rights previously granted to the Holder.

          (c) Piggy-Back Registrations. If at any time when there is not an effective Registration Statement covering any issued or issuable Conversion Shares or Interest Payment Shares, and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(c) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holder, then (x) the number of Registrable Securities of the Holder included in such registration statement shall be reduced pro-rata among such Holder (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holder shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holder than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

          (d) Specific Enforcement, Consent to Jurisdiction. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Registration Rights Agreement, the Agreement and Plan of Merger or the Convertible Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Registration Rights Agreement, the Agreement and Plan of Merger or the Convertible Note and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Each of the Company and the Holder (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Commonwealth of Massachusetts for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Agreement and Plan of Merger and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(d) shall affect or limit any right to serve process in any other manner permitted by law.

          (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder and that does not directly or indirectly affect the rights of other Holder may be given by the Holder to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective in accordance with the notice provision set forth in the Agreement and Plan of Merger. The addresses for such communications with respect to each party shall be the address(es) for such party that are set forth in the Agreement and Plan of Merger (as the same may be modified from time to time by such party in accordance with the terms of the Agreement and Plan of Merger), or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of the Holder and their respective successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Holder.
Notwithstanding anything to the contrary in this Agreement, no Holder shall assign its rights under this Agreement or otherwise transfer all or a portion of the Convertible Note or the Registrable Securities to any competitor of the Company, and in no event shall there be greater than three (3) Holder which are not affiliates of the initial Holder during the term of this Agreement.

          (h) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Convertible Note or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Agreement and Plan of Merger. The rights to assignment shall apply to the Holder (and to subsequent) successors and assigns.

          (i) Lock-Up. Holder agrees not to sell, dispose of or otherwise transfer Registrable Securities for the earlier of (i) 45 days after the Effectiveness Date, or (ii) the conversion by Augustine Fund, L.P. of all of its Convertible Note issued by the Company on March 23, 2000.

          (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law thereof.

          (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          (m) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (n) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          (o) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holder of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holder of such required percentage and shall not be counted as outstanding.

          (p) Notice of Effectiveness. Within two (2) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities and to the Holder confirmation that the Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                        SALES ONLINE DIRECT, INC.


                                        By:
                                            -------------------------------
                                        Its:
                                            -------------------------------


                                        HOLDER:


                                        -----------------------------------
                                        Leslie Rotman

                                    EXHIBIT A

            FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[NAME AND ADDRESS OF TRANSFER AGENT]
Attn:
      -------------

[NAME OF INVESTOR]
[ADDRESS]
[ADDRESS]
Attn:
      -------------

     Re: SALES ONLINE DIRECT, INC.

Ladies and Gentlemen:

     We are counsel to Sales Online Direct, Inc., a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Agreement and Plan of Merger (the "AGREEMENT AND PLAN OF MERGER"), dated as of ___________, 2001, between the Company and the Holder named therein (the
"HOLDER") pursuant to which the Company issued to the Holder a Convertible Promissory Note convertible into shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"). Pursuant to the Agreement and Plan of Merger, the Company has also entered into a Registration Rights Agreement with the Holder (the "REGISTRATION RIGHTS AGREEMENT"), dated of even date with the Agreement and Plan of Merger, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Convertible Note, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________________________ , 200__, the Company filed a
Registration Statement on Form ___ (File No. 333-__________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each Holder as a selling stockholder thereunder. In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                         Very truly yours,


                                                         [COMPANY COUNSEL]

                                   EXHIBIT C

                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT is entered into as of November 7, 2001 (this "Security Agreement"), by and between Sales Online Direct, Inc., a Delaware corporation (the "Debtor") and Leslie Rotman (the "Creditor").

                                    RECITALS

     Debtor and Creditor are parties to that certain Agreement and Plan of Merger, dated October 23, 2001 (the "Agreement and Plan of Merger") pursuant to which Creditor received a convertible promissory note as consideration for certain assets (the "Note").

                                   AGREEMENTS

     In consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     SECTION 1. Grant of Security Interest; Perfection of Security Interest. As security for Debtor's obligations under the Agreement and Plan of Merger (the "Obligations"), Debtor hereby grants a security interest to Creditor, in and to all of the personal property of Debtor, wherever located, and now owned or hereafter acquired, including:

          a. Accounts;

          b. Chattel paper;

          c. Inventory;

          d. Equipment;

          e. Instruments (including Promissory Notes);

          f. Investment Property;

          g. Documents;

          h. Deposit Accounts;

          i. Letter-of-Credit Rights

          j. General intangibles (including Payment Intangibles);

          k. Supporting Obligations; and

          l. To the extent not listed above as original collateral, proceeds and products of the foregoing (collectively, hereinafter referred to as the "Collateral").

Creditor acknowledges that, except as provided below, Augustine Fund, L.P. shall have a first priority lien ahead of Creditor on (i) all assets of Debtor except the Movie Posters, which Movie Posters shall be subject to a Collateral Agency Agreement of even date herewith between Creditor and Augustine Fund, L.P. and
(ii) all proceeds from the sale of Movie Posters. Augustine Fund L.P. does not have a security interest in the following assets of the Debtor: (a) a copy of the software and source code for the eCMS program and realized pricing program;
(b) a copy of the software  program of "Treasures in Your Home" video  archives;
(c) a copy of the software program of the Collecting Channel's news stories and articles; (d) a copy of the software program of the print and electronic information in Maloney's Online catalog; (e) the name "Rotman Auction" and variations on such words; and (f) the following computer equipment: 1 monitor and key board, 1 Cybex console switch, 1 ATL powerstore L500 tape back up, 2 Dell power edge 2300's, 1 Cisco Pix 520, 1 Cisco 3640 router, and 1 Sun E450.

Any term used in the Massachusetts Uniform Commercial Code and not defined in this Security Agreement has the meaning given to the term in the UCC. Debtor authorizes Creditor to file a financing statement describing the Collateral.

     SECTION 2. State of Incorporation and Legal Name. Debtor is a Delaware corporation. Its legal name is "Sales Online Direct, Inc."

     SECTION 3. Covenants. Debtor hereby covenants and agrees with Creditor that so long as this Security Agreement shall remain in effect:

          a. All of the Collateral is, or when acquired will be, and will continue to be, the sole property of Debtor (except that Inventory may be sold in the ordinary course of business) and shall not be subject to any liens, charges, senior security interests, conflicting security interests, or any other rights in favor of any third party except with respect to any liens in favor of Augustine Fund, L.P.;

          b. Debtor will not make any bulk transfer of all or any part of the Collateral;

          c. Debtor shall promptly notify Creditor in writing of any event which occurs that would have a material adverse affect upon all or part of the Collateral;

          d. Debtor shall not voluntarily or involuntarily exchange, sell, transfer or otherwise dispose of any right, title or interest in the Collateral, other than in good faith in the ordinary course of business, until Debtor has obtained the written consent of Creditor and in the event of such transfer Debtor agrees, simultaneously with such transfer, to execute and deliver to Creditor instruments, certificates and documents, including without limitation, such financing statements and mortgages, which Creditor deems necessary to maintain or perfect the rights granted or intended to be granted in this Security Agreement;

          e. Debtor agrees to promptly give written notice to Creditor of any levy or attachment, execution or other process against any of the Collateral;

          f. Debtor shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than Creditor;

          g. Debtor shall keep all tangible Collateral properly insured and in good order and repair and notify Creditor of any event causing any material loss, damage or depreciation in value of the Collateral and of the extent of such loss, damage or depreciation;

          h. Debtor shall, upon request from Creditor and upon reasonable notice, provide Creditor with access to Debtor's books and records and to the Collateral, and Creditor shall have the right to inspect such books and records and the Collateral;

          i. Debtor shall not change the jurisdiction of the state in which it is organized, whether by merger or otherwise, or its legal name, without 60 days prior written notice to Creditor;

          j. Debtor shall not amend or terminate any contract or other document or instrument constituting part of the Collateral, except for transactions in the ordinary course of business; make any compromise, settlement, discharge or adjustment or grant any extension of time for payment with respect to any Account or any lien, guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business; or change its name or use any fictitious or trade name; and

          k. Debtor agrees to execute and deliver to Creditor such instruments, certificates and documents as Creditor deems necessary, and to do such other acts as may from time to time be requested by Creditor in order to effect the provisions of, or more fully perfect the rights granted or intended to be granted by, this Security Agreement.

     SECTION 4. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

          a. The occurrence of any "Event of Default" under the Agreement and Plan of Merger or under any agreement with Augustine Fund, L.P.;

          b. Failure of Debtor to comply with any of the covenants and agreements set forth in this Security Agreement which failure shall continue unremedied for ten (10) days after written notice thereof shall be given by Creditor to Debtor.

          c. Creditor ceases, other than as contemplated by this Security Agreement, to have a valid and perfected security interest in any of the Collateral; or

          d. Any provision of this Security Agreement shall for any reason cease to be valid and binding on Debtor.

     SECTION 5. Remedies Upon an Event of Default. In addition all other rights legally available to Creditor, Creditor shall have the following rights:

          a. Debtor hereby irrevocably appoints Creditor and any of Creditor's designees (the "Attorney-in-Fact") as its attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time: (i) upon the occurrence and during the continuance of an Event of Default, or an event which, with the giving of notice or lapse of time or both would become an Event of Default, in the Attorney-in-Fact's discretion, to take any action and to execute any instrument which the Attorney-in-Fact may deem necessary or advisable to accomplish the purposes of this Security Agreement, including without limitation (A) to obtain, adjust, receive, endorse or collect insurance required to be paid to Creditor, and (B) to file any claims or take any action or institute any proceedings which the Attorney-in-Fact may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Creditor with respect to any of the Collateral; and (ii) to execute and deliver on behalf of Debtor, without the signature of Debtor where permitted by applicable law, such financing statements and other documents as the Attorney-in-Fact may deem necessary to perfect or continue perfected the rights in the Collateral granted herein. In addition, Debtor will reimburse Creditor for all expenses of perfecting or continuing perfection of the rights in the Collateral granted herein;

          b. If Debtor fails to perform any agreement contained herein, Creditor may perform, or cause performance of, such agreement, and the expenses of Creditor incurred in connection therewith shall be payable by Debtor, together with interest at the interest rate (as defined in the Agreement and Plan of Merger), on demand;

          c. If any Event of Default shall have occurred and be continuing, Creditor may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may
     (i) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Creditor forthwith, assemble all or part of the Collateral as directed by Creditor and make it available to Creditor at a place to be designated by Creditor which is reasonably convenient to both parties, (ii) upon reasonable advance written notice to Debtor, enter upon the property of Debtor to take possession of and remove the Collateral, and
     (iii) upon reasonable advance written notice to Debtor, sell, transfer, or otherwise deal with the Collateral or any part thereof in its own name or that of Debtor, and may sell the Collateral in one or more parcels at public or private sale, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Creditor may deem commercially reasonable. Debtor agrees that to the extent notice of sale shall be required by law, at least five days notice of the time and location at which such sale is to take place shall constitute reasonable notification. Creditor shall not be obligated to make any sale of Collateral after a notice of sale has been given. Creditor may adjourn any public or private sale from time to time by announcement at the time and place fixed thereof, and such sale may, without further notice, be made at the time and place to which it is so adjourned;

          d. To the extent not prohibited by the UCC, Debtor waives demand, presentment, notice of dishonor, protest, notice of acceptance of this Security Agreement, notice of Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. Creditor shall have no duty as to the collection or protection of the Collateral beyond the safe custody thereof, nor as to the preservation of rights against prior parties. All rights and remedies of Creditor, whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singularly or concurrently.

          e. All proceeds from the sale of Collateral and from the use of Collateral pursuant to the license granted under subsection (c) above shall be applied as follows:

               (1) First, to the payment of any and all fees, costs and expenses incurred by Creditor in connection with such sale, including but not limited to the reasonable expenses of advertising the Collateral to be sold, and the repayment of all advances made by Creditor hereunder for the account of Debtor; and

               (2) Second, to the payment in full of the Obligations, with any surplus to be paid to Debtor, or as a court of competent jurisdiction shall direct.

     SECTION 6. Further Assurances. Debtor agrees to do such further things, to execute, acknowledge, deliver (including delivery of certificates of deposits or receipts therefor) and cause to be duly filed all such further instruments and documents and take all such actions as Creditor may from time to time reasonably request for the better assuring and preserving of the security interests and the rights and remedies created hereby, including the execution and delivery of such additional conveyances, assignments, licenses, agreements and the execution, filing and recordation of any financing statements (including fixture filings), filing, registration and recordation of any trademark and copyright assignments or other documents as Creditor may deem reasonably necessary or desirable for the perfection of the security interests granted hereunder, and Debtor hereby grants to Creditor an irrevocable power of attorney to execute in the name of Debtor any and all such documents. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to Creditor, duly endorsed in a manner satisfactory to Creditor. If at any time Debtor shall take and perfect a security interest in any property to secure payment and performance of an Account, Debtor, upon the request of Creditor, shall promptly assign such security interest to Creditor. If at any time Debtor shall register any of its Intellectual Property, Debtor shall promptly notify Creditor and upon Creditor's request shall promptly execute any trademark, patent or copyright assignments as Creditor may request. The Debtor's obligations with respect to this Section 6 shall be subject to Debtor's obligations with respect to any perfected security interest in favor of Augustine Fund, L.P.

     SECTION 7. Effectiveness. This Security Agreement shall take effect immediately upon execution by Debtor and Creditor. This Security Agreement shall continue in full force and effect, and the security interest in the Collateral granted to Creditor hereunder shall continue in full force and effect until all the Obligations have been fully discharged and performed.

     SECTION 8. Notices. Any notice hereunder shall be conclusively deemed to have been received by a party hereto and be effective in the manner set forth in the Agreement and Plan of Merger.

     SECTION 9. Successors and Assigns. This Security Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that Debtor may not assign any of its rights or obligations hereunder without the prior written consent of Creditor.

     SECTION 10. Applicable Law. This Security Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to Massachusetts choice of law doctrine, except to the extent that the UCC provides for the application of the law of the Debtor's state of formation.

     SECTION 11. Waivers. No failure or delay of Creditor in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Creditor hereunder are cumulative and not exclusive of any rights or remedies that it would otherwise have. Any waiver of any provision of this Security Agreement or consent to any departure by Debtor therefrom shall be effective only in the specific instance and for the purpose for which given.

     SECTION 12. Amendments. Neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Debtor and Creditor.

     SECTION 13. Severability. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

     SECTION 14. Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to Creditor.

     SECTION 15. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

     IN WITNESS WHEREOF, Debtor and Creditor have executed this Security Agreement as of the date first above written.

                                        DEBTOR:

                                            SALES ONLINE DIRECT, INC.


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------


                                        CREDITOR:


                                            ------------------------------------
                                            Leslie Rotman